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                                  EXHIBIT 99.1










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                  [WFS BANCORP, INC. PRESS RELEASE LETTERHEAD]


________________________________________________________________________________

                                 PRESS RELEASE


FOR MORE INFORMATION                                       FOR IMMEDIATE RELEASE
CONTACT:  Burton Dunlap, President                                 June 27, 1996
          316-383-8404
________________________________________________________________________________


                               WFS BANCORP, INC.


WICHITA, KANSAS -- WFS Bancorp, Inc. announced today that the shareholders of WFS at a special meeting held today voted to approve the proposed merger with Emprise Bank, Wichita. Of the 1,661,178 outstanding WFS shares on the record date for the special meeting, 1,057,455 shares (or 63.66% of the outstanding) were voted in favor of the merger, 3,231 shares (or 0.19% of the outstanding) abstained, 6,825 (or 0.41% of the outstanding) voted against the merger, and 6,374 (or 0.38% of the outstanding) were not voted. Of the 1,073,885 shares represented at the special meeting, 98.5% voted in favor of the merger.

WFS further announced that all required approvals necessary to complete the merger have been received, but the parties are awaiting the receipt of a private letter ruling from the Internal Revenue Service relative to the treatment of the WFS Employee Stock Ownership Plan. The parties contemplate closing the merger promptly upon receipt of the ruling, which is anticipated to be received within the next 30 to 45 days.